                                                                    Exhibit 99.2


                        EDO Corporation and Subsidiaries
                           Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                     September 27, 2003   December 31, 2002
                                                        (unaudited)
Assets
Current assets:
  Cash and cash equivalents                              $  59,998           $ 132,320
  Restricted cash                                                -              27,347
  Marketable securities                                        216                 193
  Accounts receivable, net                                 117,919             100,594
  Inventories                                               35,265              32,406
  Assets held for sale                                      26,892                   -
  Deferred income tax asset, net                             3,222               3,222
  Prepayments and other                                      6,240               3,133
                                                         ---------           ---------
     Total current assets                                  249,752             299,215

Property, plant and equipment, net                          32,059              64,472
Notes receivable                                             1,375               2,556
Goodwill                                                    93,903              61,352
Other intangible assets, net                                57,196              11,867
Deferred income tax asset, net                              23,256              20,439
Other assets                                                25,528              21,673
                                                         ---------           ---------
                                                         $ 483,069           $ 481,574
                                                         =========           =========
Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                       $  14,776           $  19,108
  Accrued liabilities                                       63,662              55,448
  Contract advances and deposits                             7,236              20,277
                                                         ---------           ---------
     Total current liabilities                              85,674              94,833

Long-term debt                                             137,800             137,800
Post-retirement benefits obligations                        79,478              78,643
Environmental obligation                                     1,941               2,025

Shareholders' equity:
Preferred shares, par value $1 per share,
 authorized 500,000 shares                                       -                   -
Common shares, par value $1 per share, authorized
 50,000,000 shares in 2003,issued 19,828,727 in
 2003 and 19,790,477 in 2002                                19,829              19,790
Additional paid-in capital                                 149,255             147,091
Retained earnings                                           63,084              56,325
Accumulated other comprehensive loss,
 net of income tax benefit                                 (34,178)            (33,899)
Treasury shares at cost (89,482 shares in
 2003 and 94,322 shares in 2002)                            (1,274)             (1,321)
Unearned Employee Stock Ownership Plan shares              (17,603)            (18,541)
Deferred compensation under
 Long-Term Incentive Plan                                     (586)               (579)
Management group receivables                                  (351)               (593)
                                                         ---------           ---------
      Total shareholders' equity                           178,176             168,273
                                                         ---------           ---------
                                                         $ 483,069           $ 481,574
                                                         =========           =========

See accompanying Notes to Consolidated Financial Statements.

                        EDO Corporation and Subsidiaries
                       Consolidated Statements of Earnings
                    (in thousands, except per share amounts)

                                                          For the three months ended
                                                  September 27, 2003     September 28, 2002
                                                                 (unaudited)
Net sales                                              $ 118,783             $  85,104
Costs and expenses
  Cost of sales                                           84,818                62,541
  Selling, general and administrative                     20,388                12,766
  Research and development                                 1,450                 2,080
  Write-off of purchased in-process
   research and development                                    -                   150
  Acquisition-related costs                                  249                   204
                                                       ---------             ---------
                                                         106,905                77,741
                                                       ---------             ---------
Operating earnings                                        11,878                 7,363

Non-operating income (expense)
  Interest income                                            273                   512
  Interest expense                                        (2,295)               (2,046)
  Other, net                                                (103)                   34
                                                       ---------             ---------
                                                          (2,125)               (1,500)
                                                       ---------             ---------
Earnings before income taxes                               9,753                 5,863

Income tax expense                                        (4,194)               (2,492)
                                                       ---------             ---------
Net earnings                                           $   5,559             $   3,371
                                                       =========             =========
Earnings per common share:
  Basic                                                $    0.32             $    0.20
                                                       =========             =========

  Diluted                                              $    0.30             $    0.19
                                                       =========             =========

Weighted-average common shares outstanding:
  Basic                                                   17,336                17,120
                                                       =========             =========
  Diluted                                                 21,999                17,401
                                                       =========             =========

See accompanying Notes to Consolidated Financial Statements.

                        EDO Corporation and Subsidiaries
                       Consolidated Statements of Earnings
                    (in thousands, except per share amounts)

                                                           For the nine months ended
                                                    September 27, 2003   September 28, 2002
                                                                  (unaudited)
Continuing Operations:
Net sales                                                $ 324,896           $ 225,732

Costs and expenses
  Cost of sales                                            233,838             169,387
  Selling, general and administrative                       57,088              31,107
  Research and development                                   5,938               5,941
  Write-off of purchased in-process
   research and development                                      -                 150
  Impairment loss on assets held for sale                    9,160                   -
  Acquisition-related costs                                    669                 204
                                                         ---------           ---------
                                                           306,693             206,789
                                                         ---------           ---------
Operating earnings                                          18,203              18,943

Non-operating income (expense)
  Interest income                                              673               1,284
  Interest expense                                          (6,769)             (4,171)
  Other, net                                                    25                  40
                                                         ---------           ---------
                                                            (6,071)             (2,847)
                                                         ---------           ---------
Earnings from continuing operations before
  income taxes, discontinued operations
  and cumulative effect of a change in
  accounting principle                                      12,132              16,096
Income tax expense                                          (5,217)             (6,841)
                                                         ---------           ---------

Earnings from continuing operations before
  discontinued operations and cumulative
  effect of a change in accounting principle                 6,915               9,255
Earnings from discontinued operations, net of tax            1,398                   -
Cumulative effect of a change in accounting
  principle, net of tax                                          -              (3,363)
                                                         ---------           ---------
Net earnings                                             $   8,313           $   5,892
                                                         =========           =========
Earnings (loss) per common share:
  Basic:
   Continuing operations                                 $    0.40           $    0.54
   Discontinued operations                                    0.08                   -
   Cumulative effect of a change in
     accounting principle                                        -               (0.19)
                                                         ---------           ---------
                                                         $    0.48           $    0.35
                                                         =========           =========
  Diluted:
   Continuing operations                                 $    0.39           $    0.53
   Discontinued operations                                    0.08                   -
   Cumulative effect of a change in
    accounting principle                                         -               (0.19)
                                                         ---------           ---------
                                                         $    0.47           $    0.34
                                                         =========           =========
Weighted-average common shares outstanding:
  Basic                                                     17,281              17,050
                                                         =========           =========
  Diluted                                                   17,526              17,362
                                                         =========           =========

See accompanying Notes to Consolidated Financial Statements.

                        EDO Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                    For the nine months ended
                                                             September 27, 2003   September 28, 2002
                                                                           (unaudited)
Operating activities:
  Net earnings from continuing operations                         $   6,915           $   5,892
  Adjustments to net earnings from continuing
   operations to arrive at cash provided
   by operations:
    Depreciation                                                      9,017               7,478
    Amortization                                                      3,529                 549
    Bad debt expense                                                    170                   -
    Write-off of purchased in-process
     research and development                                             -                 150
    Deferred tax benefit                                             (3,756)                  -
    Loss on sale of plant and equipment                                  92                  13
    Impairment loss on assets held for sale                           9,160                   -
    Deferred compensation expense                                       182                 143
    Non-cash Employee Stock Ownership Plan expense                    2,356               3,230
    Non-cash stock option compensation expense                          292                   -
    Dividends on unallocated ESOP shares                                221                 236
    Common shares issued for directors' fees                             79                 119
    Income tax benefit from stock options                               147                 426
    Cumulative effect of a change in accounting principle                 -               3,363
    Changes in operating assets and liabilities,
     excluding effects of acquisitions:
      Accounts receivable                                            13,579                  75
      Inventories                                                       874              (4,258)
      Prepayments and other assets                                     (126)             (3,108)
      Contribution to defined benefit pension plan                   (5,000)                  -
      Accounts payable, accrued liabilities and other               (17,804)              1,803
      Contract advances and deposits                                (13,041)              2,099
                                                                  ---------           ---------
Cash provided by continuing operations                                6,886              18,210

Net cash provided by discontinued operations                             47                   -

Investing activities:
    Cash paid for acquisitions, net of cash acquired                (87,647)            (58,543)
    Restricted cash                                                  27,347             (28,238)
    Payments received on notes receivable                             1,310                 262
    Purchase of plant and equipment                                  (6,938)             (4,094)
    Proceeds from the sale of plant and equipment                         -                   6
    Purchase of marketable securities                                   (23)                 (3)
                                                                  ---------           ---------
Cash used by investing activities                                   (65,951)            (90,610)

Financing activities:
    Repayment of acquired debt                                      (11,998)                  -
    Proceeds from exercise of stock options                             226                 411
    Proceeds from management group receivables                          242                 252
    Issuance of convertible subordinated notes                            -             137,800
    Payment of common share cash dividends                           (1,774)             (1,770)
                                                                  ---------           ---------
Cash (used) provided by financing activities                        (13,304)            136,693

Net change in cash and cash equivalents                             (72,322)             64,293
Cash and cash equivalents at beginning of year                      132,320              57,841
                                                                  ---------           ---------
Cash and cash equivalents at end of period                        $  59,998           $ 122,134
                                                                  =========           =========
Supplemental disclosures:
 Cash paid for: Interest                                          $   3,617           $       -
                Income taxes                                      $  10,621           $  11,949

See accompanying Notes to Consolidated Financial Statements.

                   Notes to Consolidated Financial Statements

Unaudited Consolidated Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with instructions to Form 10-Q and, therefore, do not include all information and footnotes normally included in consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States. They should be read in conjunction with the consolidated financial statements and notes thereto of EDO Corporation and Subsidiaries (the "Company") for the year ended December 31, 2002 filed by the Company on Form 10-K with the Securities and Exchange Commission on March 14, 2003.

The accompanying consolidated financial statements include all adjustments (consisting of normal recurring adjustments) that management considers necessary for a fair presentation of its consolidated financial position and results of operations for the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the entire year.

Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share.

                                        Three months ended       Nine months ended
                                       Sept. 27,   Sept. 28,   Sept. 27,   Sept. 28,
                                         2003        2002        2003        2002
                                                      (in thousands)
Numerator:
 Net earnings for basic
  and diluted calculations              $ 5,559     $ 3,371     $ 8,313     $ 5,892
 Effect of dilutive securities:
  5.25% Convertible Subordinated
    Notes due 2007                        1,031           -           -           -
                                        -------     -------     -------     -------
                                        $ 6,590     $ 3,371     $ 8,313     $ 5,892
                                        =======     =======     =======     =======
Denominator:
 Denominator for basic calculation       17,336      17,120      17,281      17,050
 Effect of dilutive securities:
  5.25% Convertible Subordinated
    Notes due 2007                        4,408           -           -           -
  Stock options                             255         281         245         312
                                        -------     -------     -------     -------
Denominator for diluted calculation      21,999      17,401      17,526      17,362
                                        =======     =======     =======     =======

The following table summarizes, for each period presented, the number of shares excluded from the computation of diluted earnings per share, as their effect upon potential issuance was antidilutive:

                                            Three months ended              Nine months ended
                                      Sept. 27, 2003  Sept. 28, 2002  Sept. 27, 2003  Sept. 28, 2002
                                                              (in thousands)
5.25% Convertible
 Subordinated Notes due
 2007                                           -           4,408           4,408           2,928
Stock Options                                 361             305             471             104
                                              ---           -----           -----           -----
                                              361           4,713           4,879           3,032
                                              ===           =====           =====           =====

Stock-Based Compensation

The company accounts for its stock-based compensation plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB No. 25, because the exercise price of the Company's stock options is set equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," whereby compensation expense would be recognized as incurred for stock-based employee compensation.

                                                          Three months ended               Nine months ended
                                                       Sept. 27,       Sept. 28,       Sept. 27,       Sept. 28,
                                                         2003            2002            2003            2002
                                                               (in thousands, except per share amounts)
Net earnings:
  As reported                                          $   5,559       $   3,371       $   8,313       $   5,892
  Stock option compensation
   expense based on fair value
   method, net of tax                                       (384)           (346)         (1,208)           (747)
                                                       ---------       ---------       ---------       ---------
  Pro forma                                            $   5,175       $   3,025       $   7,105       $   5,145
                                                       =========       =========       =========       =========
Basic earnings per common share:
  As reported                                          $    0.32       $    0.20       $    0.48       $    0.35
  Pro forma                                            $    0.30       $    0.18       $    0.41       $    0.30
Diluted earnings per common share:
  As reported                                          $    0.30       $    0.19       $    0.47       $    0.34
  Pro forma                                            $    0.28       $    0.17       $    0.41       $    0.30

Acquisitions

On June 16, 2003, the Company acquired for cash all of the stock of Emblem Group Ltd. ("Emblem"), a privately-held company based in Brighton, England. Emblem is a supplier of aerospace and defense products and services, primarily through its MBM Technology unit in England and Artisan Technologies Inc. subsidiary in the United States. Emblem has a core competency in aircraft weapons-carriage and interfacing systems that will reinforce EDO's position as a global leader in aircraft armament release systems. Emblem is expected to broaden the Company's customer base in Europe. The preliminary purchase price was (pound)13.26 million ($22.3 million), excluding transaction costs of approximately $1.9 million. In addition, the Company acquired and immediately paid off debt of (pound)1.99 million ($3.3 million). Emblem became part of the Company's Defense segment.

On March 10, 2003, the Company acquired for cash all of the stock of Darlington, Inc. ("Darlington"), a privately-held defense communications company based in Alexandria, Virginia. Darlington designs, manufactures and supports military communications equipment and information networking systems. The acquisition is expected to enhance the Company's existing positions on long-range platforms and programs across the U.S. military services and in particular the U.S. Marine Corps. The purchase price was $25.6 million, excluding transaction costs of approximately $0.3 million. In addition, the Company acquired and immediately paid off debt of $4.9 million. Darlington became part of the Company's Defense segment.

On February 5, 2003, a wholly-owned subsidiary of the Company acquired for cash all of the stock of Advanced Engineering and Research Associates, Inc.("AERA"), a privately-held company located in Alexandria, Virginia. AERA provides professional and information technology services primarily to the Department of Defense and other government agencies. The acquisition is expected to strengthen and expand the range of such services that the Company offers. The purchase price was $38.1 million, excluding transaction costs of $0.3 million. In addition, the Company acquired and immediately paid off debt of $3.8 million. AERA became part of the Company's Defense segment.

On July 26, 2002, a wholly-owned subsidiary of the Company acquired substantially all of the assets and assumed certain liabilities of Condor Systems, Inc., a privately-held defense electronics company and its domestic subsidiary (together, "Condor") for $62.5 million in cash, in addition to transaction costs of $5.0 million. The acquisition expands the Company's electronic warfare business in the areas of reconnaissance and surveillance systems. The assets became part of the Company's Defense and Communications and Space Products segments.

These acquisitions were accounted for as purchases and, accordingly, their operating results are included in the Company's consolidated financial statements since their respective acquisition dates.

Unaudited pro forma results of operations, assuming the acquisitions of Emblem, Darlington, AERA and Condor had been completed at the beginning of each period are summarized below. The results reflect adjustments to net sales, cost of sales, amortization expense, compensation expense, purchased in-process research and development costs, interest income and expense and income tax expense. The interest rate used in determining pro forma adjustments to interest income or expense was based on the average yield of the Company's invested cash and cash equivalents and approximated 1.0% for each of the respective periods presented below.

                                                                           Nine months ended
                                                             September 27, 2003          September 28, 2002
                                                                (in thousands, except per share amounts)
Net sales                                                        $  353,313                  $  370,040
Earnings available for common shares,
  before discontinued operations and
  cumulative effect of a change in
  accounting principle                                           $    8,473                  $    3,961
Diluted earnings per common share                                $     0.48                  $     0.23

The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had these acquisitions been completed at the beginning of the periods, or of the results which may occur in the future.

The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed at the date of acquisition.

                                               Emblem              Darlington                  AERA               Condor
                                             At June 16,          At March 10,            At February 5,        At July 26,
                                                2003                  2003                     2003                2002
Current assets                                $  9,649              $ 11,942               $ 13,262             $ 31,775
Plant and equipment                              3,228                 1,534                  1,048                5,543
Customer contracts and
  relationships                                  7,200                14,400                 17,100                    -
Purchased in-process
  research and development                           -                     -                      -                  150
Purchased technologies                           5,120                     -                      -               11,648
Purchased backlog                                    -                     -                      -                  916
Non-compete agreements                             336                    30                  2,420                    -
Tradename                                          960                   400                    500                    -
Trademark                                          320                     -                      -                    -
Goodwill                                         6,433                13,463                 11,672               41,734
Other assets                                        85                   446                    174                   76
Liabilities                                     (9,179)              (16,326)                (7,815)             (24,351)
                                              --------              --------               --------             --------
Total purchase price                          $ 24,152              $ 25,889               $ 38,361             $ 67,491
                                              ========              ========               ========             ========

Adjustments resulting from the settlement of purchase prices on Condor, AERA and Darlington have been made. In addition, there were adjustments due to the settlement of certain pre-acquisition Condor liabilities. Adjustments related to the settlement of the Emblem purchase price are expected to be determined in the fourth quarter of 2003.

Business Combinations and Goodwill and Other Intangibles

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS Nos. 141, "Business Combinations," and 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires that these assets be reviewed for impairment at least annually. Intangible assets with definite lives will continue to be amortized over their estimated useful lives. SFAS No. 142 was adopted by the Company effective January 1, 2002.

Impairment indicators include, among other conditions, cash flow deficits, an historic or anticipated decline in revenue or operating profit, adverse legal or regulatory developments, accumulation of costs significantly in excess of amounts originally expected to acquire the asset and a material decrease in the fair value of some or all of the assets.

The Company performed the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002, using the two-step process prescribed in SFAS No. 142. The first step was a review for potential impairment, while the second step measured the amount of the impairment. The impairment charge resulting from these transitional impairment tests was reflected as a cumulative effect of a change in accounting principle as of January 1, 2002. The $3.4 million charge, which is net of a tax benefit of $0.8 million, occurred in the Engineered Materials segment and was comprised of $2.3 million and $1.9 million of pre-tax impaired goodwill and trademark, respectively.

The changes in the carrying amount of goodwill by segment for the nine months ended September 27, 2003 are as follows:

                                                                  Communications and
                                                                        Space                Engineered
                                                    Defense            Products               Materials         Total
                                                                               (in thousands)
Balance at January 1, 2003                         $  57,660          $    3,692             $     -          $   61,352
Adjustment of Condor purchase
 price accounting                                      3,014              (2,031)                  -                 983
Acquisition of AERA                                   11,672                   -                   -              11,672
Acquisition of Darlington                             13,463                   -                   -              13,463
Acquisition of Emblem                                  6,433                   -                   -               6,433
                                                   ---------------------------------------------------------------------
Balance at September 27, 2003                      $  92,242          $    1,661             $     -          $   93,903
                                                   =====================================================================

Summarized below are intangible assets subject to amortization:

                                                                                                    Estimated
                                                          September 27,            December 31,   Useful Lives
                                                             2003                      2002          (years)
                                                                     (in thousands)
Customer contracts and relationships                        $ 38,700                 $      -         10-20
Purchased technologies                                        16,768                   11,648          8-20
Non-compete agreements                                         2,986                      200           1-5
Tradename/trademark                                            2,180                        -          5-35
Purchased backlog                                                916                      916             2
                                                            ---------------------------------
                                                              61,550                   12,764
Less accumulated amortization                                 (4,354)                    (897)
                                                            ---------------------------------
                                                            $ 57,196                 $ 11,867
                                                            =================================

The amortization expense for the three months ended September 27, 2003 and September 28, 2002 amounted to $1.4 million and $0.4 million, respectively. The amortization expense for the nine months ended September 27, 2003 and September 28, 2002 amounted to $3.5 million and $0.5 million, respectively.

Total amortization expense for the years 2003, 2004, 2005, 2006, 2007 and thereafter related to intangible assets are estimated to be $4.8 million, $5.4 million, $5.1 million, $5.1 million, $5.1 million and $35.1 million, respectively.

Since the total carrying amount of a trademark was written off in 2002 as part of the cumulative effect of a change in accounting principle, there are no intangible assets, other than goodwill, not subject to amortization as of September 27, 2003.

Assets Held For Sale

On June 24, 2003, the Board of Directors of the Company approved the decision to sell the Company's 726,000 square foot facility in Deer Park, NY. As of September 27, 2003, the facility is reflected on the accompanying consolidated balance sheet as assets held for sale at its fair value less costs to sell, including commissions and transfer taxes. The Company recorded a pre-tax impairment loss of $9.2 million in the second quarter of 2003, as the net book value of the assets exceeded the fair value less the costs to sell. The fair value was based on a $29.0 million sales price per the sales agreement entered into in July 2003. This impairment charge represented the entire loss the Company expects to incur.

Of the $29.0 million sales price, $22.0 million is in cash and $7.0 million is in the form of a purchase money mortgage and note. The Company closed on the sale in October 2003 and received the cash less closing payments. The note receivable is due when the Company vacates the facility. As part of the agreement, the Company will lease the facility for a period not to exceed two years. The lease agreement does not have any renewal or buyout options.

Inventories

Inventories are summarized by major classification as follows:

                                       September 27, 2003     December 31, 2002
                                                    (in thousands)
Raw materials and supplies                  $  8,847              $  7,804
Work-in-process                               40,606                27,024
Finished goods                                 2,149                 2,041
Less: Unliquidated progress payments         (16,337)               (4,463)
                                            --------              --------
                                            $ 35,265              $ 32,406
                                            ========              ========

Credit Facility

At September 27, 2003, the Company has a $200.0 million credit facility with a consortium of banks, led by Citibank, N.A. as the administrative agent, Fleet National Bank as the syndication agent and Wachovia Bank, N.A. as the documentation agent. The facility expires in November 2005. In connection with the amended facility, $1.0 million of deferred finance costs is included in other assets on the accompanying consolidated balance sheet and is being amortized using the straight-line method over the term of the agreement.

The credit facility provides the Company with sub-limits of borrowing up to $125.0 million for acquisition-related financing and up to $125.0 million in stand-by letters of credit financing. The potential cash borrowing under the facility is reduced by the amount of outstanding letters of credit. There were no direct borrowings outstanding under the credit facility at September 27, 2003. Letters of credit outstanding at September 27, 2003 pertaining to the credit facility were $54.3 million, resulting in $70.7 million available at September 27, 2003 for stand-by letters of credit. Any future borrowings under the facility would be priced initially at LIBOR plus a predetermined amount, ranging from 1.25% to 1.75%, dependent on the Company's consolidated leverage ratio at the time of the borrowing. At September 27, 2003, LIBOR was approximately 1.2% and the applicable adjustment to LIBOR was 1.25%. The facility requires a commitment fee of 0.25% on the average daily unused portion of the facility.

In connection with the credit facility, the Company is required to maintain both financial and non-financial covenants and ratios. Also, the Company cannot declare or pay any dividend on its outstanding common stock in an amount that exceeds fifty percent of its consolidated net income for the immediately preceding quarter. As of September 27, 2003, the Company was in compliance with its covenants. The credit facility is secured by the Company's accounts receivable, inventory and machinery and equipment.

5.25% Convertible Subordinated Notes due 2007

In April 2002, the Company completed the offering of its 5.25% Convertible Subordinated Notes due 2007 (the "Notes") and received proceeds of $133.7 million, net of $4.1 million of commissions paid. Interest payments on the Notes are due April 15 and October 15 of each year. The Notes are convertible, unless previously redeemed or repurchased by the Company, at the option of the holder at any time prior to maturity, into the Company's common shares at an initial conversion price of $31.26 per share, subject to adjustment in certain events. As of September 27, 2003, there had been no conversions.

Comprehensive Income

As of September 27, 2003, accumulated other comprehensive loss included in the accompanying consolidated balance sheet primarily represents additional minimum liabilities on benefit plans. Comprehensive income from continuing operations for the three and nine month periods ended September 27, 2003 was $5.5 million and $6.8 million, respectively, compared to comprehensive income, before cumulative effect of a change in accounting principle, for the three and nine month periods ended September 28, 2002 of $3.4 million and $9.3 million, respectively.

Business Segments

EDO Corporation is a leading supplier of sophisticated, highly engineered products and systems for defense, aerospace and industrial applications. The Company's advanced electronic, electromechanical and information systems and engineered materials are mission-critical, standard equipment on a wide range of military platforms. The Company has three reporting segments: Defense, Communications and Space Products and Engineered Materials.

The Defense segment provides integrated, front-line, warfighting systems and components including electronic warfare, radar countermeasures systems, reconnaissance and surveillance systems, aircraft weapons suspension and release systems, airborne mine countermeasures systems, integrated combat and sonar systems, command, control and communications systems and professional, operational, technical and information technology services for military forces and governments worldwide. The Communications and Space Products segment supplies antenna products and ultra-miniature electronics and systems for the remote sensing and electronic warfare industries. The Engineered Materials segment supplies commercial and military piezo-electric ceramic products and advanced fiber composite structural products for the aircraft, communication, navigation, chemical, petrochemical, paper and oil industries.

                                     Three months ended         Nine months ended
                                    Sept. 27,   Sept. 28,     Sept. 27,   Sept. 28,
                                      2003        2002           2003       2002
                                                   (in thousands)
Net sales:
Defense                             $  94,108   $ 62,760      $ 251,051   $ 166,119
Communications and Space Products      13,308     12,444         41,011      31,560
Engineered Materials                   11,367      9,900         32,834      28,053
                                    ---------   --------      ---------   ---------
                                    $ 118,783   $ 85,104      $ 324,896   $ 225,732
                                    =========   ========      =========   =========
Operating earnings (loss):
Defense                             $  10,781   $  6,009      $  23,520   $  18,475
Communications and Space Products         295        366          2,346      (1,667)
Engineered Materials                      802        988          1,497       2,135
Impairment loss on assets
  held for sale                             -          -         (9,160)          -
                                    ---------   --------      ---------   ---------
                                       11,878      7,363         18,203      18,943
Net interest expense                   (2,022)    (1,534)        (6,096)     (2,887)
Other, net                               (103)        34             25          40
                                    ---------   --------      ---------   ---------
Earnings before income
 taxes, discontinued operations
 and cumulative effect of a
 change in accounting principle     $   9,753   $  5,863      $  12,132   $  16,096
                                    =========   ========      =========   =========

New Accounting Standards

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability be recognized for costs associated with an exit or disposal activity only when the liability is incurred. SFAS No. 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The effect of the adoption of this statement on January 1, 2003 was not material to the Company's operating results or financial position.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The disclosure provisions of SFAS No. 148 were effective for years ending after December 15, 2002. Presently, the Company does not plan to voluntarily change its method of accounting for stock-based compensation.

Guarantor and Non-Guarantor Subsidiaries

The Company may, from time to time, issue indebtedness, a condition of which would be the guarantee of this indebtedness by certain of its subsidiaries. Presented below is condensed consolidating financial information for the Company, the contemplated subsidiary guarantors and the contemplated non-guarantor subsidiaries at September 27, 2003, and for the nine-month period ended September 27, 2003. Each contemplated subsidiary guarantor is 100% owned, directly or indirectly, by the Company. Any guarantees that may be issued will be full and unconditional, as well as joint and several. Refer to the note "Credit Facility" for restrictions limiting the payment of dividends by the Company.

                                                                                        EDO CORPORATION
                                                                              CONDENSED CONSOLIDATING BALANCE SHEET
                                                                                      SEPTEMBER 27, 2003

                                                          EDO Corporation
                                                              Parent      Subsidiary    Non-Guarantor
                                                           Company Only   Guarantors    Subsidiaries    Eliminations   Consolidated
                                                          --------------  ----------   --------------   ------------   ------------
ASSETS
Current assets:
Cash and cash equivalents                                 $     49,442    $    6,927   $        3,629             --   $     59,998
Marketable securities                                              216            --               --             --            216
Accounts receivable, net                                        21,230        92,395            5,149           (855)       117,919
Inventories                                                      3,800        28,085            3,380             --         35,265
Assets held for sale                                                --        26,892               --             --         26,892
Deferred income tax asset, net                                 (10,202)       13,424               --             --          3,222
Prepayments and other                                            4,271         1,418              551             --          6,240
                                                          ------------    ----------   --------------   ------------   ------------
Total current assets                                            68,757       169,141           12,709           (855)       249,752

Investment in subsidiaries                                     238,670            --               --       (238,670)            --
Property, plant and equipment, net                               6,973        21,689            3,397             --         32,059
Notes receivable                                                 1,375            --               --             --          1,375
Goodwill                                                            --        87,470            6,433             --         93,903
Other intangible assets, net                                        --        43,487           13,709             --         57,196
Deferred income tax asset, net                                  23,256            --               --             --         23,256
Other assets                                                    53,641         1,629              166        (29,908)        25,528
                                                          ------------    ----------   --------------   ------------   ------------
                                                          $    392,672    $  323,416   $       36,414   $   (269,433)  $    483,069
                                                          ============    ==========   ==============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities                  $     14,075    $   60,355   $        5,924   $     (1,916)  $     78,438
Contract advances and deposits                                   3,545         3,691               --             --          7,236
                                                          ------------    ----------   --------------   ------------   ------------
Total current liabilities                                       17,620        64,046            5,924         (1,916)        85,674

Long-term debt                                                 137,800            --               --             --        137,800
Deferred income tax liabilities, net                           (12,227)       12,227               --             --             --
Post retirement benefits obligations                            68,818        10,660               --             --         79,478
Environmental obligation                                         1,941            --               --             --          1,941
Intercompany accounts                                               --       142,770           26,241       (169,011)            --

Shareholders' equity:
Preferred shares                                                    --            --               --             --             --
Common shares                                                   19,829            99              761           (860)        19,829
Additional paid-in capital                                     149,255        18,565               --        (18,565)       149,255
Retained earnings                                               63,084        79,432            3,600        (83,032)        63,084
Accumulated other comprehensive loss, net of income tax
 benefit                                                       (33,985)           20            (112)          (101)        (34,178)
Treasury shares                                                 (1,274)       (4,052)             --           4,052         (1,274)
Unearned ESOP shares                                           (17,603)           --              --              --        (17,603)
Management group receivables                                        --          (351)             --              --           (351)
Deferred compensation under Long-Term Incentive Plan              (586)           --              --              --           (586)
                                                          ------------    ----------   --------------   ------------   ------------
Total shareholders' equity                                     178,720        93,713            4,249        (98,506)       178,176

                                                          ------------    ----------   --------------   ------------   ------------
                                                          $    392,672    $  323,416   $       36,414   $   (269,433)  $    483,069
                                                          ============    ==========   ==============   ============   ============

                                                                                    EDO CORPORATION
                                                                     CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                                                                                  SEPTEMBER 27, 2003

                                                     EDO Corporation
                                                         Parent          Subsidiary     Subsidiary
                                                      Company Only       Guarantors     Guarantors     Eliminations   Consolidated
                                                     ---------------     ----------   --------------   ------------   ------------
Continuing Operations:
Net Sales                                            $     63,997        $  265,335   $        9,117   $    (13,553)  $    324,896

Costs and expenses:
Cost of sales                                              54,569           188,240            4,582        (13,553)       233,838
Selling, general and administrative                         4,186            49,445            3,457             --         57,088
Research and development                                    2,153             3,785               --             --          5,938
Acquisition-related costs                                     187               482               --             --            669
Impairment loss on assets held for sale                                       9,160               --             --          9,160
                                                     ------------        ----------   --------------   ------------   ------------
                                                           61,095           251,112            8,039        (13,553)       306,693

                                                     ------------        ----------   --------------   ------------   ------------
Operating Earnings                                          2,902            14,223            1,078             --         18,203

Non-operating income (expense)
Interest income                                               431               232               10             --            673
Interest expense                                           (6,769)               --               --             --         (6,769)
Other, net                                                    (87)              112               --             --             25
                                                     ------------        ----------   --------------   ------------   ------------
                                                           (6,425)              344               10             --         (6,071)

(Loss) earnings from continuing operations before
  income taxes                                             (3,523)           14,567            1,088             --         12,132
Income tax (benefit) expense                               (1,331)            6,038              510             --          5,217
                                                     ------------        ----------   --------------   ------------   ------------
(Loss) earnings from continuing operations                 (2,192)            8,529              578             --          6,915
Equity in undistributed earnings of subsidiaries            9,107                --               --         (9,107)            --
                                                     ------------        ----------   --------------   ------------   ------------
                                                            6,915             8,529              578         (9,107)         6,915
Earnings from discontinued operations                       1,398                --               --             --          1,398

                                                     ------------        ----------   --------------   ------------   ------------
Net earnings                                         $      8,313        $    8,529   $          578   $     (9,107)  $      8,313
                                                     ============        ==========   ==============   ============   ============

                                                                                      EDO CORPORATION
                                                                       CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                                    SEPTEMBER 27, 2003

                                                          EDO Corporation
                                                          Parent Company  Subsidiary
                                                               Only       Guarantors   Non-Guarantors   Eliminations   Consolidated
                                                          --------------- ----------   --------------   ------------   ------------

Operating Activities:
Earnings from continuing operations                       $      6,915    $    8,529   $          578   $     (9,107)  $      6,915
Adjustments to earnings to arrive at cash provided
  (used) by continuing operations:
Depreciation                                                     1,315         7,558              144             --          9,017
Amortization                                                        --         3,302              227             --          3,529
Deferred tax benefit                                            (3,756)           --               --             --         (3,756)
Bad debt expense                                                    --           170               --             --            170
Loss on sale of property, plant and equipment                       --            92               --             --             92
Impairment loss on assets held for sale                             --         9,160               --             --          9,160
Deferred compensation expense                                      182            --               --             --            182
Non-cash Employee Stock Ownership Plan compensation
 expense                                                         2,356            --               --             --          2,356
Non-cash stock option compensation expense                         292            --               --             --            292
Dividends on unallocated Employee Stock Ownership Plan
  shares                                                           221            --               --             --            221
Common shares issued for directors' fees                            79            --               --             --             79
Income tax benefit from stock options                              147            --               --             --            147
Changes in operating assets and liabilities, excluding
  effects of acquisitions:
Equity in earnings of subsidiaries                              (9,107)           --               --          9,107             --
Intercompany                                                    55,476       (31,776)           6,208        (29,908)            --
Accounts receivable                                              5,250         8,414              (85)            --         13,579
Inventories                                                     (2,707)        3,228              353             --            874
Prepayments and other assets                                   (31,223)        1,163               26         29,908           (126)
Contribution to defined benefit pension plan                    (5,000)           --               --             --         (5,000)
Accounts payable, accrued liabilities and other                 (2,226)      (12,069)          (3,509)            --        (17,804)
Contract advances and deposits                                  (7,540)       (5,501)                                       (13,041)
                                                              ---------------------------------------------------------------------
Cash provided (used) by continuing operations                   10,674        (7,730)           3,942             --          6,886

Net cash provided by discontinued operations                        47            --               --             --             47

Investing Activities:
Purchase of plant and equipment                                 (2,795)       (3,830)            (313)            --         (6,938)
Payments received on notes receivable                              225         1,085               --             --          1,310
Purchase of marketable securities                                  (23)           --               --             --            (23)
Restricted cash                                                 27,347            --               --             --         27,347
Cash paid for acquisitions, net of cash acquired               (87,647)           --               --             --        (87,647)
                                                              ---------------------------------------------------------------------
Cash used by investing activities                              (62,893)       (2,745)            (313)            --        (65,951)

Financing Activities:
Proceeds from exercise of stock options                            226            --               --             --            226
Proceeds from management group receivables                          --           242               --             --            242
Repayments of acquired debt                                    (11,998)           --               --             --        (11,998)
Payment of common share cash dividends                          (1,774)           --               --             --         (1,774)
                                                              ---------------------------------------------------------------------
Cash (used) provided by financing activities                   (13,546)          242               --             --        (13,304)
                                                              ---------------------------------------------------------------------
Net decrease in cash and cash equivalents                      (65,718)      (10,233)           3,629             --        (72,322)

Cash and cash equivalents at beginning of year                 115,160        17,160               --             --        132,320
                                                              ---------------------------------------------------------------------
Cash and cash equivalents at end of year                  $     49,442    $    6,927   $        3,629   $         --   $     59,998
                                                              =====================================================================